FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2019

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

001-36747	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EYES	NASDAQ
Warrants	EYESW	NASDAQ

Item 8.01 Other Events

On May 15, 2019, Second Sight Medical Products, Inc. (the “Company”) issued a press release entitled “Second Sight to Accelerate Development of Orion® Visual Cortical Prosthesis System”.

In the release, the Company stated that Orion holds the potential to provide useful artificial vision to individuals blind from almost all causes including glaucoma, eye injury, diabetic retinopathy, and optic nerve disease or injury, and retinitis pigmentosa (“RP”).  Further, the Company noted the encouraging results of the Orion early feasibility study and positive developments at the Center for Medicare and Medicaid Services (CMS) regarding funding for FDA breakthrough devices, like Orion.   The Company announced its plans to increase focus on Orion and support existing Argus® II users, including continuing development of the Argus 2s externals.  The Company intends to hire over 25 positions of experienced research and development talent, suspend production of Argus II systems, continue implanting Argus II with existing inventory and will reduce commercial expenses. For a further description of the Company’s refinement of strategy, including one-time impairment charges, severance costs and other related activities, please see Risk Factors and other discussion in Form 10-Q for the period ended March 31, 2019 filed on May 15, 2019.

A copy of the press release is attached to this current report on Form 8-K as exhibit 99.1 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued May 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2019

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ John T. Blake
By: John T. Blake
Chief Financial Officer

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